UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 22, 2007

ASIA4SALE.COM, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-27735 (Commission File Number)	77-0438927 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer
2465 West 12th Street, Suite 2 Tempe, Arizona 85281-6935
(Address of principal executive offices)

(480) 505-0070
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a)     Effective January 22, 2007, the board of directors of Asia4Sale.com, Inc. (“Company”), unanimously approved an amendment to the Company’s bylaws to revise the provision that permits shareholders to act on corporate matters by written consent in lieu of an annual or special meeting in accordance with the provisions of the Nevada Revised Statutes and the Company’s bylaws. The amendment permits shareholders holding a majority of the Company’s voting shares to act on corporate matters by written consent. Prior to the effective date of the amendment, shareholder action on corporate affairs by written consent required the unanimous consent of all Company shareholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)     The following exhibits are filed herewith:

Exhibit No.	Page No.	Description
3(ii)	3	Amendment to the Bylaws of Asia4Sale.com, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant                                          Date

ASIA4SALE.COM, INC.                 January 26, 2007

      By: /s/ Eric Montandon

      Name: Eric Montandon

      Title: Chief Executive Officer

AMENDMENT TO THE BYLAWS

OF

ASIA4SALE.COM., INC.

Asia4Sale.com, Inc. (the “Corporation”) a corporation duly organized and existing under the State of Nevada’s Revised Statutes, does hereby certify that:

The amendment to the Corporation’s bylaws set forth below was duly adopted in accordance with the provisions of the State of Nevada’s Revised Statutes, Title 7, Article 78, Section 320 and Article XII, Section 45 of the Corporation’s bylaws, which permit a vote of a majority of the board of directors to amend the Corporation’s bylaws. This amendment has been approved by the board of directors by their unanimous written consent.

This amendment deletes the language in Article III, Section 13 of the Corporation’s bylaws, replacing Article III, Section 13 in its entirety as follows:

“Section 13. Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders, called in accordance with these Bylaws, or by the written consent of a majority of the stockholders.”

Dated January 22, 2007

/s/ Eric Montandon

Eric Montandon, chief executive officer